UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On December 23, 2013, Eagle Rock Field Services, L.P. (the “Seller”), a wholly-owned subsidiary of Eagle Rock Energy Partners, L.P., entered into a Raw Product Purchase and Sale Agreement (the “Agreement”) with Phillips 66 Company (the “Buyer”).  Pursuant to the Agreement, commencing on January 1, 2014 and continuing for a multi-year period, Seller has agreed to deliver and sell, and Buyer has agreed to receive and purchase, monthly quantities of natural gas liquids within a defined range at Seller’s Sunray Gas Plant. The price paid to Seller for such natural gas liquids will be determined by reference to an agreed upon index, less agreed upon gathering, transportation and fractionation fees and any potentially applicable deficiency fee. The natural gas liquids deliverable by Seller shall be subject to certain defined quality specifications.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
EAGLE ROCK ENERGY PARTNERS, L.P.

By:    Eagle Rock Energy GP, L.P.,
its general partner

By:    Eagle Rock Energy G&P, LLC,
its general partner

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel
Date: December 30, 2013